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                                                                                                       Exhibit 11.1

                                          COMDISCO HOLDING COMPANY, INC.

                                  COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                                       (in thousands except per share data)

Average shares used in computing earnings (loss) per common and common equivalent share were as follows:

                                                   SUCCESSOR          |                      PREDECESSOR
                                                            Two       |      Ten
                                                           months     |     months
                                             Year          ended      |     ended
                                            ended         Sept 30,    |    July 31,                    Year ended
                                            2003            2002      |      2002            2001          2000         1999
                                          -----------   ------------  | -------------  --------------  ----------   -----------
Average common shares issued                     4,200          4,200 |      225,555        225,366       224,259       222,454
Effect of dilutive options                        --             --   |         --             --           9,897         9,709
Average common shares held in treasury              (1)          --   |      (74,996)       (74,120)      (72,374)      (70,376)
                                           -----------    ----------- |  -----------    -----------   -----------   -----------
  Total                                          4,199          4,200 |      150,559        151,246       161,782       161,787
                                           ===========    =========== |  ===========    ===========   ===========   ===========
                                                                      |
Net earnings (loss) to common stockholders $   100,373    $   224,153 |  $  (540,714)   $  (272,174)  $   (66,999)  $    48,314
                                           ===========    =========== |  ===========    ===========   ===========   ===========
                                                                      |
Net earnings (loss) per common share:                                 |
    Earnings (loss) per common                                        |
      share-basic:                                                    |
    Earnings (loss) from continuing                                   |
      operations                           $      4.80    $     (8.28)|  $     (6.52)   $     (1.37)  $       .30   $      (.80)
    Earnings (loss) from discontinued                                 |
      operations                                 19.11           4.27 |         1.91           (.44)         (.74)         1.12
    Extraordinary gain                            --            57.38 |         1.02           --            --            --
    Cumulative effect of change in                                    |
 accounting principle                             --             --   |         --              .01          --            --
                                           -----------    ----------- |  -----------    -----------   -----------   -----------
                                           $     23.91    $     53.37 |  $     (3.59)   $     (1.80)  $      (.44)  $       .32
                                           ===========    =========== |  ===========    ===========   ===========   ===========
                                                                      |
Net earnings (loss) per common                                        |
  share-diluted:                                                      |
    Earnings (loss) from continuing                                   |
      operations                           $      4.80    $     (8.28)|  $     (6.52)   $     (1.37)  $       .28   $      (.75)
    Earnings (loss) from discontinued                                 |
      operations                                 19.11           4.27 |         1.91           (.44)         (.69)         1.05
    Extraordinary gain                            --            57.38 |         1.02           0.00          --            --
    Cumulative effect of change in                                    |
      accounting principle                        --             --   |         --              .01          --            --
                                           -----------    ----------- |  -----------    -----------   -----------   -----------
                                           $     23.91    $     53.37 |  $     (3.59)   $     (1.80)  $      (.41)  $       .30
                                           ===========    =========== |  ===========    ===========   ===========   ===========

         In accordance with Statement of Financial Accounting Standards No. 128-Earnings Per Share, no potential common shares (the assumed exercise of stock options) are included in the computation of any diluted per share amount when a loss from continuing operations exists.

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